Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Highlights:

●	4Q21 Reported EPS of $2.19, down 4% driven by impact of extra week in prior year

¡	Adjusted EPS (non-GAAP) of $2.13, down 6%; up 23% vs. 2019

●	4Q21 Net sales increased 9.7% to $2.2 billion

¡	Sales growth ex. currency (non-GAAP) of 18.5%

¡	Organic sales growth (non-GAAP) of 12.8%

●	FY21 Reported EPS of $8.83, up 34%

¡	Adjusted EPS (non-GAAP) of $8.91, up 25%

●	FY21 Net sales increased 20.6% to $8.4 billion

¡	Sales growth ex. currency (non-GAAP) of 18.6%

¡	Organic sales growth (non-GAAP) of 15.6%

●	FY22 Reported EPS guidance of $9.25 to $9.65

¡	Adjusted EPS guidance of $9.35 to $9.75

GLENDALE, Calif., February 2, 2022 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and full year ended January 1, 2022. Non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“2021 marked the company’s tenth consecutive year of strong top- and bottom-line growth,” said Mitch Butier, chairman, president and CEO. “We delivered 19 percent revenue growth on a constant currency basis and 25 percent adjusted earnings per share growth, while generating record free cash flow.

“Our strong performance comes at a challenging time as the global health crisis continues, supply chains are tight and significant inflationary pressures persist.

“2021 marked an important milestone for the company, as the final year of measurement for the five-year financial targets we communicated in early 2017,” added Butier. “I’m pleased to report that we achieved our long-term goals for this period.”

“For 2022, we expect to again deliver strong top- and bottom-line growth and are targeting continued progress toward our 2025 goals,” said Butier.

“Once again, I want to thank our entire team for their tireless efforts to keep one another safe while delivering for all our stakeholders.”

Operational/Market Update

In the fourth quarter, uncertainty surrounding the global health crisis remained elevated as many parts of the world experienced an increase in COVID-19 cases. The safety and well-being of employees remains the company’s top priority. The company has continued to adapt its world-class safety protocols as the pandemic evolves. All manufacturing locations are currently operational.

The company continues to actively manage through a dynamic supply and demand environment. Demand across the majority of its businesses and regions remains strong, while raw materials, freight and labor availability continue to be constrained. The company continues to leverage its global scale and work closely with customers and suppliers to minimize disruptions. Inflation remains persistent and additional pricing and material re-engineering actions are being implemented to offset higher costs.

Fourth Quarter 2021 Results by Segment

Label and Graphic Materials

●	Reported sales increased 3% to $1.3 billion. Compared to prior year, sales were up 12% ex. currency and 11% on an organic basis.

¡	Label and Packaging Materials sales were up low-double digits from prior year on an organic basis, with strong growth in both high value product categories and the base business.

¡	Sales increased by low-double digits organically in the combined Graphics and Reflective Solutions businesses.

¡	On an organic basis, sales were up mid-teens in North America and high-single digits in Western Europe and emerging markets.

●

Reported operating margin decreased 370 basis points to 12.2%. Adjusted EBITDA margin decreased 310 basis points to 14.5%, as the benefit from higher organic volume/mix was more than offset by the net impact of pricing, freight and raw material costs and the impact of the extra week in 2020.

¡	The higher revenue base from price increases alone, with no corresponding incremental EBITDA as they are offsetting inflation, reduced margin by ~140 basis points.

Retail Branding and Information Solutions

●	Reported sales increased 30% to $659 million. Sales were up 39% ex. currency and 20% on an organic basis, reflecting strong growth in both the high value product categories and the base business.

¡	Intelligent Labels was up more than 20% organically.

●

Reported operating margin decreased 60 basis points to 14.7%. Adjusted EBITDA margin decreased 30 basis points to 19.3%, as the benefits from acquisitions and higher volume were more than offset by growth investments, higher employee-related costs and the headwind from prior-year temporary cost reduction actions.

●	The Vestcom business is achieving our acquisition objectives.

Industrial and Healthcare Materials

●

Reported sales increased 2% to $193 million. Sales were up 12% ex. currency and 10% on an organic basis, reflecting a mid-single digit increase in industrial categories and a mid-teens increase in healthcare categories.

●

Reported operating margin decreased 360 basis points to 8.8%. Adjusted EBITDA margin decreased 300 basis points to 12.9% as the benefit from productivity was more than offset by the net impact of pricing, freight and raw material costs, the impact of the extra week in 2020, higher employee-related costs and growth investments.

¡	The higher revenue base from price increases alone, with no corresponding incremental EBITDA as they are offsetting inflation, reduced margin by ~90 basis points.

Other

Balance Sheet and Capital Deployment

During 2021, the company deployed $1.48 billion for acquisitions and returned $402 million in cash to shareholders through a combination of share repurchases and dividends, up from $301 million compared to last year. The company repurchased 0.9 million shares at an aggregate cost of $181 million. Net of dilution from long-term incentive awards, the company’s year-end share count was down by 0.3 million compared to the same time last year.

The company’s balance sheet remains strong, with ample capacity to continue executing our long term capital allocation strategy. Net debt to adjusted EBITDA (non-GAAP) was 2.2 at the end of the fourth quarter, below the lower end of the company’s long-term target range.

Income Taxes

The company’s reported effective tax rate was 25% for both the fourth quarter and the full year. The company’s adjusted (non-GAAP) tax rate was 23.9% for the fourth quarter and 25% for the full year.

The company’s 2022 adjusted tax rate is expected to be in the mid-twenty percent range based on current tax regulations.

Cost Reduction Actions

In the fourth quarter and full year 2021, the company realized $16 million and $63 million, respectively, in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of $7 million and $14 million, respectively, the vast majority of which represents cash charges.

Guidance

In its supplemental presentation materials, “Fourth Quarter and Full Year 2021 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2022 financial results. Based on the factors listed and other assumptions, the company expects 2022 reported earnings per share of $9.25 to $9.65.

Excluding an estimated $0.10 per share impact of restructuring charges and other items, the company expects 2022 adjusted earnings per share of $9.35 to $9.75.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2021 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs more than 35,000 employees in more than 50 countries. Reported sales in 2021 were $8.4 billion. Learn more at www.averydennison.com.

#    #    #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Forward-looking statements also include those related to our acquisition of Vestcom, including its anticipated benefits, financing and effect on our long-term targets and future financial results.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (i) the impacts to underlying demand for our products and/or foreign currency fluctuations from global economic conditions, political uncertainty, changes in environmental standards and governmental regulations, including as a result of COVID-19; (ii) availability of raw materials; (iii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; and (v) the execution and integration of acquisitions, including the acquisition of Vestcom.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following:

●	COVID-19

●

International Operations – worldwide and local economic and market conditions; changes in political conditions; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets

●

Our Business – changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; fluctuations in demand affecting sales to customers; execution and integration of acquisitions, including the acquisition of Vestcom; selling prices; fluctuations in the cost and availability of raw materials and energy; the impact of competitive products and pricing; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; and collection of receivables from customers

●

Our Vestcom Acquisition – risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company; unknown liabilities; and the possibility that, if we do not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of our common stock could decline

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●

Information Technology – disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; and data security breaches

●	Human Capital – recruitment and retention of employees; fluctuations in employee benefit costs; and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; volatility of financial markets; fluctuations in interest rates; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property and impact of legal and regulatory proceedings, including with respect to environmental, health and safety, anti-corruption and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K, filed with the Securities and Exchange Commission on February 25, 2021, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

John Eble (440) 534-6290

john.eble@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	(13 weeks)	(14 weeks)
	4Q	4Q	% Sales Change vs. P/Y
	2021	2020	Reported	Ex. Currency	Organic
				(a)	(b)

Net sales, by segment:
Label and Graphic Materials	$1,331.4	$1,294.7	2.8%	11.5%	10.6%

Retail Branding and Information Solutions	659.1	508.0	29.7%	38.9%	19.7%

Industrial and Healthcare Materials	192.7	188.2	2.4%	11.7%	9.5%

Total net sales	$2,183.2	$1,990.9	9.7%	18.5%	12.8%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	(13 weeks)	(14 weeks)				(13 weeks)	(14 weeks)
	4Q	4Q	%	% of Sales		4Q	4Q	%	% of Sales
	2021	2020	Change	2021	2020	2021	2020	Change	2021	2020

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Label and Graphic Materials	$162.5	$205.7		12.2%	15.9%	$164.6	$199.6		12.4%	15.4%

Retail Branding and Information Solutions	96.6	77.5		14.7%	15.3%	89.0	79.6		13.5%	15.7%

Industrial and Healthcare Materials	16.9	23.3		8.8%	12.4%	18.0	23.1		9.3%	12.3%

Corporate expense (d)	(12.5)	(33.5)				(18.8)	(33.0)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$263.5	$273.0	(3%)	12.1%	13.7%	$252.8	$269.3	(6%)	11.6%	13.5%

Interest expense	$20.0	$15.6				$20.0	$15.6

Other non-operating expense (income), net (e)	($0.5)	$2.1				($2.0)	$1.6

Income before taxes	$244.0	$255.3	(4%)	11.2%	12.8%	$234.8	$252.1	(7%)	10.8%	12.7%

Provision for (benefit from) income taxes	$60.9	$62.9				$56.0	$60.7

Equity method investment (losses) gains	($0.4)	($0.9)				($0.4)	($0.9)

Net income	$182.7	$191.5	(5%)	8.4%	9.6%	$178.4	$190.5	(6%)	8.2%	9.6%

Net income per common share, assuming dilution	$2.19	$2.28	(4%)			$2.13	$2.27	(6%)

Free Cash Flow (f)						$158.5	$205.8

See accompanying schedules A-4 to A-10 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

(c)	Excludes impact of restructuring charges and other items.

(d)	As reported “Corporate expense” for the fourth quarters of 2021 and 2020 include gain on venture investment of ($6.3) and severance and related costs of $.5, respectively.

(e)	As reported “Other non-operating expense (income), net” for the fourth quarters of 2021 and 2020 include pension plan settlement and curtailment losses of $1.5 and $.5, respectively.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	(52 weeks)	(53 weeks)	% Sales Change vs. P/Y
	2021	2020	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:

Label and Graphic Materials	$5,430.4	$4,715.1	15.2%	12.7%	12.0%

Retail Branding and Information Solutions	2,201.8	1,630.9	35.0%	34.9%	25.2%

Industrial and Healthcare Materials	776.1	625.5	24.1%	21.7%	17.8%

Total net sales	$8,408.3	$6,971.5	20.6%	18.6%	15.6%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	(52 weeks)	(53 weeks)%		% of Sales		(52 weeks)	(53 weeks)%		% of Sales
	2021	2020	Change	2021	2020	2021	2020	Change	2021	2020

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Label and Graphic Materials	$801.7	$688.8		14.8%	14.6%	$773.6	$711.0		14.2%	15.1%

Retail Branding and Information Solutions	257.2	144.7		11.7%	8.9%	293.8	167.4		13.3%	10.3%

Industrial and Healthcare Materials	81.6	58.2		10.5%	9.3%	84.0	66.6		10.8%	10.6%

Corporate expense (d)	(81.8)	(82.5)				(87.1)	(82.2)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$1,058.7	$809.2	31%	12.6%	11.6%	$1,064.3	$862.8	23%	12.7%	12.4%

Interest expense	$70.2	$70.0				$70.2	$70.0

Other non-operating expense (income), net (e)	($4.1)	$1.9				($6.6)	$1.4

Income before taxes	$992.6	$737.3	35%	11.8%	10.6%	$1,000.7	$791.4	26%	11.9%	11.4%

Provision for (benefit from) income taxes	$248.6	$177.7				$249.8	$190.7

Equity method investment (losses) gains	($3.9)	($3.7)				($3.9)	($3.7)

Net income	$740.1	$555.9	33%	8.8%	8.0%	$747.0	$597.0	25%	8.9%	8.6%

Net income per common share, assuming dilution	$8.83	$6.61	34%			$8.91	$7.10	25%

Free Cash Flow (f)						$797.7	$547.5

See accompanying schedules A-4 to A-10 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

(c)	Excludes impact of restructuring charges and other items.

(d)

As reported “Corporate expense” for fiscal year 2021 includes gain on venture investment of ($6.3) and severance and related costs of $1, and fiscal year 2020 includes severance and related costs of $.3.

(e)	As reported “Other non-operating expense (income), net” for fiscal years 2021 and 2020 include pension plan settlement and curtailment losses of $2.5 and $.5, respectively.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Net sales	$ 2,183.2	$ 1,990.9	$ 8,408.3	$ 6,971.5

Cost of products sold	1,598.1	1,419.8	6,095.5	5,048.2

Gross profit	585.1	571.1	2,312.8	1,923.3

Marketing, general and administrative expense	332.3	301.8	1,248.5	1,060.5

Other expense (income), net(1)	(10.7)	(3.7)	5.6	53.6

Interest expense	20.0	15.6	70.2	70.0

Other non-operating expense (income), net(2)	(0.5)	2.1	(4.1)	1.9

Income before taxes	244.0	255.3	992.6	737.3

Provision for (benefit from) income taxes	60.9	62.9	248.6	177.7

Equity method investment (losses) gains	(0.4)	(0.9)	(3.9)	(3.7)

Net income	$ 182.7	$ 191.5	$ 740.1	$ 555.9

Per share amounts:

Net income per common share, assuming dilution	$ 2.19	$ 2.28	$ 8.83	$ 6.61

Weighted average number of common shares outstanding, assuming dilution	83.6	84.1	83.8	84.1

(1)

“Other expense (income), net” for the fourth quarter of 2021 includes gain on venture investments of $18.1, partially offset by severance and related costs of $5.4, asset impairment and lease cancellation charges of $1.2, and transaction and related costs of $.8.

“Other expense (income), net” for the fourth quarter of 2020 includes gain on venture investment of $6.9 and gain on sale of assets of $.5, partially offset by severance and related costs of $2.7 and transaction costs of $1.

“Other expense (income), net” for fiscal year 2021 includes severance and related costs of $10.5, asset impairment and lease cancellation charges of $3.1, transaction and related costs of $20.9, and loss on sale of assets, net, of $.2, partially offset by gain on venture investments of $23, gain on sale of product line of $5.7, and outcomes of legal proceedings, net, of $.4.

“Other expense (income), net” for fiscal year 2020 includes severance and related costs of $49.1, asset impairment charges of $6.2, and transaction and related costs of $4.2, partially offset by gain on venture investments, net, of $5.4 and gain on sale of assets of $.5.

(2)

“Other non-operating expense (income), net” includes pension plan settlement and curtailment losses of $1.5 and $2.5 in the fourth quarter and fiscal year 2021, respectively, and $.5 in the fourth quarter and fiscal year 2020.

-more-

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jan. 1, 2022	Jan. 2, 2021

Current assets:

Cash and cash equivalents	$162.7	$252.3

Trade accounts receivable, net	1,424.5	1,235.2

Inventories, net	907.2	717.2

Other current assets	240.2	211.5

Total current assets	2,734.6	2,416.2

Property, plant and equipment, net	1,477.7	1,343.7

Goodwill and other intangibles resulting from business acquisitions, net	2,792.9	1,361.3

Deferred tax assets	130.2	197.7

Other assets	836.2	765.0

	$7,971.6	$6,083.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$318.8	$64.7

Accounts payable	1,298.8	1,050.9

Other current liabilities	930.3	810.4

Total current liabilities	2,547.9	1,926.0

Long-term debt and finance leases	2,785.9	2,052.1

Other long-term liabilities	713.4	620.9

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	862.3	862.1

Retained earnings	3,880.7	3,349.3

Treasury stock at cost	(2,659.8)	(2,501.0)

Accumulated other comprehensive loss	(282.9)	(349.6)

Total shareholders’ equity	1,924.4	1,484.9

	$7,971.6	$6,083.9

-more-

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Twelve Months Ended
	Jan. 1, 2022 (52 weeks)	Jan. 2, 2021 (53 weeks)

Operating Activities:

Net income	$740.1	$555.9

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	167.3	154.2

Amortization	76.8	51.1

Provision for credit losses and sales returns	35.7	64.0

Stock-based compensation	37.2	24.0

Pension plan settlement loss	1.6	0.5

Deferred taxes and other non-cash taxes	2.6	9.3

Other non-cash expense and loss (income and gain), net	10.1	44.9

Changes in assets and liabilities and other adjustments	(24.6)	(152.6)

Net cash provided by operating activities	1,046.8	751.3

Investing Activities:

Purchases of property, plant and equipment	(255.0)	(201.4)

Purchases of software and other deferred charges	(17.1)	(17.2)

Proceeds from sales of property, plant and equipment	1.1	9.2

Proceeds from insurance and sales (purchases) of investments, net	3.1	5.6

Proceeds from sale of product line	7.6	---

Payments for acquisitions, net of cash acquired, and investments in businesses	(1,477.6)	(350.4)

Net cash used in investing activities	(1,737.9)	(554.2)

Financing Activities:

Net increase (decrease) in borrowings with maturities of three months or less	259.2	(110.4)

Additional borrowings under revolving credit facility	---	500.0

Repayments of borrowings under revolving credit facility	---	(500.0)

Additional long-term borrowings	791.7	493.7

Repayments of long-term debt and finance leases	(13.4)	(270.2)

Dividends paid	(220.6)	(196.8)

Share repurchases	(180.9)	(104.3)

Net (tax withholding) proceeds related to stock-based compensation	(25.4)	(19.7)

Other	(6.3)	---

Net cash provided by (used in) financing activities	604.3	(207.7)

Effect of foreign currency translation on cash balances	(2.8)	9.2

Increase (decrease) in cash and cash equivalents	(89.6)	(1.4)

Cash and cash equivalents, beginning of year	252.3	253.7

Cash and cash equivalents, end of year	$162.7	$252.3

-more-

Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the non-GAAP financial measures described below in the accompanying news release and presentation.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (“TCJA”), where applicable, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

Reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

-more-

A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended

	Jan. 1, 2022 (13 weeks)	Jan. 2, 2021 (14 weeks)	Jan. 1, 2022 (52 weeks)	Jan. 2, 2021 (53 weeks)

Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$2,183.2	$1,990.9	$8,408.3	$6,971.5

Income before taxes	$244.0	$255.3	$992.6	$737.3

Income before taxes as a percentage of net sales	11.2%	12.8%	11.8%	10.6%

Adjustments:

Interest expense	$20.0	$15.6	$70.2	$70.0

Other non-operating expense (income), net	(0.5)	2.1	(4.1)	1.9

Operating income before interest expense, other non-operating expense (income), and taxes	$263.5	$273.0	$1,058.7	$809.2

Operating margins	12.1%	13.7%	12.6%	11.6%

Income before taxes	$244.0	$255.3	$992.6	$737.3

Adjustments:

Restructuring charges:

Severance and related costs	5.4	2.7	10.5	49.1

Asset impairment and lease cancellation charges	1.2	---	3.1	6.2

Transaction and related costs	0.8	1.0	20.9	4.2

(Gain) loss on sale of assets, net	---	(0.5)	0.2	(0.5)

Gain on venture investments, net	(18.1)	(6.9)	(23.0)	(5.4)

Gain on sale of product line	---	---	(5.7)	---

Outcomes of legal proceedings, net(1)	---	---	(0.4)	---

Interest expense	20.0	15.6	70.2	70.0

Other non-operating expense (income), net	(0.5)	2.1	(4.1)	1.9

Adjusted operating income (non-GAAP)	$252.8	$269.3	$1,064.3	$862.8

Adjusted operating margins (non-GAAP)	11.6%	13.5%	12.7%	12.4%

Reconciliation from GAAP to Non-GAAP net income:

As reported net income	$182.7	$191.5	$740.1	$555.9

Adjustments:

Restructuring charges and other items(2)	(10.7)	(3.7)	5.6	53.6

Pension plan settlement and curtailment losses	1.5	0.5	2.5	0.5

Tax effect on restructuring charges and other items and impact of adjusted tax rate	4.9	2.2	(1.2)	(13.0)

Adjusted net income (non-GAAP)	$178.4	$190.5	$747.0	$597.0

(1)

2021 includes Brazil indirect tax credit based on the Brazilian Federal Supreme Court ruling of $29.1, partially offset by contingent liability related to a patent infringement lawsuit of $26.6 and legal settlement of $2.1.

(2)	Includes pretax restructuring charges, transaction and related costs, gain/loss on sale of assets, gain/loss on venture investments, gain on sale of product line, and outcomes of legal proceedings.

-more-

(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$ 2.19	$ 2.28	$ 8.83	$ 6.61

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	(0.13)	(0.05)	0.06	0.64

Pension plan settlement and curtailment losses	0.01	0.01	0.03	0.01

Tax effect on restructuring charges and other items and impact of adjusted tax rate	0.06	0.03	(0.01)	(0.16)

Adjusted net income per common share, assuming dilution (non-GAAP)	$ 2.13	$ 2.27	$ 8.91	$ 7.10

Weighted average number of common shares outstanding, assuming dilution	83.6	84.1	83.8	84.1

Our adjusted tax rate was 23.9% and 25% for the three and twelve months ended Jan. 1, 2022, respectively, and 24.1% for the three and twelve months ended Jan. 2, 2021.

(1)	Includes pretax restructuring charges, transaction and related costs, gain/loss on sale of assets, gain/loss on venture investments, gain on sale of product line, and outcomes of legal proceedings.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 1, 2022	Jan. 2, 2021	Jan. 1, 2022	Jan. 2, 2021
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Reconciliation of free cash flow:

Net cash provided by operating activities	$ 284.0	$ 309.5	$ 1,046.8	$ 751.3

Purchases of property, plant and equipment	(124.4)	(109.7)	(255.0)	(201.4)

Purchases of software and other deferred charges	(7.3)	(3.4)	(17.1)	(17.2)

Proceeds from sales of property, plant and equipment	---	9.0	1.1	9.2

Proceeds from insurance and sales (purchases) of investments, net	1.9	0.4	3.1	5.6

Payments for certain acquisition-related transaction costs	4.3	---	18.8	---

Free cash flow (non-GAAP)	$ 158.5	$ 205.8	$ 797.7	$ 547.5

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2021 (13 weeks)	2020 (14 weeks)	2021 (13 weeks)	2020 (14 weeks)	2021 (13 weeks)	2020 (14 weeks)

Label and Graphic Materials	$1,331.4	$1,294.7	$162.5	$205.7	12.2%	15.9%

Retail Branding and Information Solutions	659.1	508.0	96.6	77.5	14.7%	15.3%

Industrial and Healthcare Materials	192.7	188.2	16.9	23.3	8.8%	12.4%

Corporate Expense	N/A	N/A	(12.5)	(33.5)	N/A	N/A

TOTAL FROM OPERATIONS	$2,183.2	$1,990.9	$263.5	$273.0	12.1%	13.7%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2021	2020	2021	2020
Label and Graphic Materials

Operating income and margins, as reported	$162.5	$205.7	12.2%	15.9%

Adjustments:

Restructuring charges:

Severance and related costs	1.1	0.3	0.1%	---

Asset impairment charges	0.9	---	0.1%	---

Transaction and related costs	0.1	1.0	---	0.1%

Gain on venture investment	---	(6.9)	---	(0.5%)

Gain on sale of assets	---	(0.5)	---	(0.1%)

Adjusted operating income and margins (non-GAAP)	$164.6	$199.6	12.4%	15.4%

Depreciation and amortization	27.8	28.6	2.1%	2.2%

Adjusted EBITDA and margins (non-GAAP)	$192.4	$228.2	14.5%	17.6%

Retail Branding and Information Solutions

Operating income and margins, as reported	$96.6	$77.5	14.7%	15.3%

Adjustments:

Restructuring charges:

Severance and related costs	3.5	2.1	0.5%	0.4%

Asset impairment and lease cancellation charges	0.3	---	---	---

Transaction and related costs	0.4	---	0.1%	---

Gain on venture investment	(11.8)	---	(1.8%)	---

Adjusted operating income and margins (non-GAAP)	$89.0	$79.6	13.5%	15.7%

Depreciation and amortization	37.9	20.0	5.8%	3.9%

Adjusted EBITDA and margins (non-GAAP)	$126.9	$99.6	19.3%	19.6%

Industrial and Healthcare Materials

Operating income and margins, as reported	$16.9	$23.3	8.8%	12.4%

Adjustments:

Restructuring charges:

Severance and related costs	0.8	(0.2)	0.4%	(0.1%)

Transaction and related costs	0.3	---	0.1%	---

Adjusted operating income and margins (non-GAAP)	$18.0	$23.1	9.3%	12.3%

Depreciation and amortization	6.9	6.9	3.6%	3.6%

Adjusted EBITDA and margins (non-GAAP)	$24.9	$30.0	12.9%	15.9%

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2021 (52 weeks)	2020 (53 weeks)	2021 (52 weeks)	2020 (53 weeks)	2021 (52 weeks)	2020 (53 weeks)

Label and Graphic Materials	$5,430.4	$4,715.1	$801.7	$688.8	14.8%	14.6%

Retail Branding and Information Solutions	2,201.8	1,630.9	257.2	144.7	11.7%	8.9%

Industrial and Healthcare Materials	776.1	625.5	81.6	58.2	10.5%	9.3%

Corporate Expense	N/A	N/A	(81.8)	(82.5)	N/A	N/A

TOTAL FROM OPERATIONS	$8,408.3	$6,971.5	$1,058.7	$809.2	12.6%	11.6%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Ended

	OPERATING INCOME		OPERATING MARGINS

	2021	2020	2021		2020

Label and Graphic Materials

Operating income and margins, as reported	$801.7	$688.8	14.8%		14.6%

Adjustments:

Restructuring charges:

Severance and related costs	1.2	27.0	---		0.6%

Asset impairment charges	2.2	0.9	---		---

Transaction and related costs	0.5	1.7	---		---

Outcomes of legal proceedings, net(1)	(26.3)	---	(0.5%	)	---

Gain on sale of product line	(5.7)	---	(0.1%	)	---

Gain on venture investment	---	(6.9)	---		(0.1%	)

Gain on sale of assets	---	(0.5)	---		---

Adjusted operating income and margins (non-GAAP)	$773.6	$711.0	14.2%		15.1%

Depreciation and amortization	114.3	107.0	2.2%		2.2%

Adjusted EBITDA and margins (non-GAAP)	$887.9	$818.0	16.4%		17.3%

Retail Branding and Information Solutions
Operating income and margins, as reported	$257.2	$144.7	11.7%		8.9%
Adjustments:

Restructuring charges:

Severance and related costs	6.7	17.1	0.3%		1.0%

Asset impairment and lease cancellation charges	0.9	1.6	---		0.1%

Transaction and related costs	19.3	2.5	0.9%		0.2%

Outcomes of legal proceedings, net(2)	25.9	---	1.2%		---

Loss on sale of asset	0.5	---	---		---

(Gain) loss on venture investments	(16.7)	1.5	(0.8%	)	0.1%

Adjusted operating income and margins (non-GAAP)	$293.8	$167.4	13.3%		10.3%

Depreciation and amortization	102.2	71.6	4.7%		4.4%

Adjusted EBITDA and margins (non-GAAP)	$396.0	$239.0	18.0%		14.7%

Industrial and Healthcare Materials
Operating income and margins, as reported	$81.6	$58.2	10.5%		9.3%
Adjustments:

Restructuring charges:

Severance and related costs	1.6	4.7	0.2%		0.7%

Asset impairment charges	---	3.7	---		0.6%

Transaction and related costs	1.1	---	0.1%		---

Gain on sale of assets	(0.3)	---	---		---

Adjusted operating income and margins (non-GAAP)	$84.0	$66.6	10.8%		10.6%

Depreciation and amortization	27.6	26.7	3.6%		4.3%

Adjusted EBITDA and margins (non-GAAP)	$111.6	$93.3	14.4%		14.9%

(1)	2021 YTD includes Brazil indirect tax credit based on the Brazilian Federal Supreme Court ruling of $28.4, partially offset by legal settlement of $2.1.
(2)	2021 YTD includes contingent liability related to a patent infringement lawsuit of $26.6, partially offset by Brazil indirect tax credit based on the Brazilian Federal Supreme Court ruling of $.7.

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins

(In millions, except %)

(UNAUDITED)

	QTD			YTD
	(13 weeks)	(14 weeks)	(13 weeks)	(52 weeks)	(53 weeks)	(52 weeks)

Label and Graphic Materials	4Q21	4Q20	4Q19	4Q21	4Q20	4Q19

Net sales	$1,331.4	$1,294.7	$1,176.2	$5,430.4	$4,715.1	$4,745.9

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$162.5	$205.7	$140.9	$801.7	$688.8	$601.5

Operating margins, as reported	12.2%	15.9%	12.0%	14.8%	14.6%	12.7%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$1.1	$0.3	$15.1	$1.2	$27.0	$27.7

Asset impairment and lease cancellation charges	0.9	-	-	2.2	0.9	1.3

Other items	0.1	(6.4)	-	(31.5)	(5.7)	(0.7)

Adjusted operating income (non-GAAP)	$164.6	$199.6	$156.0	$773.6	$711.0	$629.8

Adjusted operating margins (non-GAAP)	12.4%	15.4%	13.3%	14.2%	15.1%	13.3%

Depreciation and amortization	$27.8	$28.6	$26.0	$114.3	$107.0	$100.2

Adjusted EBITDA (non-GAAP)	$192.4	$228.2	$182.0	$887.9	$818.0	$730.0

Adjusted EBITDA margins (non-GAAP)	14.5%	17.6%	15.5%	16.4%	17.3%	15.4%

Retail Branding and Information Solutions	4Q21	4Q20	4Q19	4Q21	4Q20	4Q19

Net sales	$659.1	$508.0	$426.9	$2,201.8	$1,630.9	$1,650.3

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$96.6	$77.5	$49.1	$257.2	$144.7	$196.6

Operating margins, as reported	14.7%	15.3%	11.5%	11.7%	8.9%	11.9%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$3.5	$2.1	$6.3	$6.7	$17.1	$9.3

Asset impairment and lease cancellation charges	0.3	-	0.1	0.9	1.6	0.5

Other items	(11.4)	-	2.6	29.0	4.0	0.1

Adjusted operating income (non-GAAP)	$89.0	$79.6	$58.1	$293.8	$167.4	$206.5

Adjusted operating margins (non-GAAP)	13.5%	15.7%	13.6%	13.3%	10.3%	12.5%

Depreciation and amortization	$37.9	$20.0	$13.2	$102.2	$71.6	$52.6

Adjusted EBITDA (non-GAAP)	$126.9	$99.6	$71.3	$396.0	$239.0	$259.1

Adjusted EBITDA margins (non-GAAP)	19.3%	19.6%	16.7%	18.0%	14.7%	15.7%

Industrial and Healthcare Materials	4Q21	4Q20	4Q19	4Q21	4Q20	4Q19

Net sales	$192.7	$188.2	$169.8	$776.1	$625.5	$673.9

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$16.9	$23.3	$12.2	$81.6	$58.2	$60.0

Operating margins, as reported	8.8%	12.4%	7.2%	10.5%	9.3%	8.9%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.8	$(0.2)	$1.9	$1.6	$4.7	$6.1

Asset impairment charges	-	-	3.3	-	3.7	3.3

Other items	0.3	-	-	0.8	-	-

Adjusted operating income (non-GAAP)	$18.0	$23.1	$17.4	$84.0	$66.6	$69.4

Adjusted operating margins (non-GAAP)	9.3%	12.3%	10.2%	10.8%	10.6%	10.3%

Depreciation and amortization	$6.9	$6.9	$6.4	$27.6	$26.7	$26.2

Adjusted EBITDA (non-GAAP)	$24.9	$30.0	$23.8	$111.6	$93.3	$95.6

Adjusted EBITDA margins (non-GAAP)	12.9%	15.9%	14.0%	14.4%	14.9%	14.2%

Corporate expense	4Q21	4Q20	4Q19	4Q21	4Q20	4Q19

Corporate expense, as reported	$(12.5)	$(33.5)	$(22.1)	$(81.8)	$(82.5)	$(87.6)

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$-	$0.5	$2.2	$1.0	$0.3	$2.2

Other items	(6.3)	-	-	(6.3)	-	3.4

Corporate expense (non-GAAP)	$(18.8)	$(33.0)	$(19.9)	$(87.1)	$(82.2)	$(82.0)

Total Company	4Q21	4Q20	4Q19	4Q21	4Q20	4Q19

Net sales	$2,183.2	$1,990.9	$1,772.9	$8,408.3	$6,971.5	$7,070.1

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$263.5	$273.0	$180.1	$1,058.7	$809.2	$770.5

Operating margins, as reported	12.1%	13.7%	10.2%	12.6%	11.6%	10.9%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$5.4	$2.7	$25.5	$10.5	$49.1	$45.3

Asset impairment and lease cancellation charges	1.2	-	3.4	3.1	6.2	5.1

Other items	(17.3)	(6.4)	2.6	(8.0)	(1.7)	2.8

Adjusted operating income (non-GAAP)	$252.8	$269.3	$211.6	$1,064.3	$862.8	$823.7

Adjusted operating margins (non-GAAP)	11.6%	13.5%	11.9%	12.7%	12.4%	11.7%

Depreciation and amortization	$72.6	$55.5	$45.6	$244.1	$205.3	$179.0

Adjusted EBITDA (non-GAAP)	$325.4	$324.8	$257.2	$1,308.4	$1,068.1	$1,002.7

Adjusted EBITDA margins (non-GAAP)	14.9%	16.3%	14.5%	15.6%	15.3%	14.2%

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins and Net Debt to Adjusted EBITDA

(In millions, except %)

(UNAUDITED)

	QTD

Total Company	1Q21	2Q21	3Q21	4Q21

Net sales	$2,051.3	$2,102.0	$2,071.8	$2,183.2

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$283.8	$269.9	$241.5	$263.5

Operating margins, as reported	13.8%	12.8%	11.7%	12.1%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$2.4	$1.6	$1.1	$5.4

Asset impairment and lease cancellation charges	0.5	0.1	1.3	1.2

Other items	(2.0)	(2.3)	13.6	(17.3)

Adjusted operating income (non-GAAP)	$284.7	$269.3	$257.5	$252.8

Adjusted operating margins (non-GAAP)	13.9%	12.8%	12.4%	11.6%

Depreciation and amortization	$54.4	$55.2	$61.9	$72.6

Adjusted EBITDA (non-GAAP)	$339.1	$324.5	$319.4	$325.4

Adjusted EBITDA margins (non-GAAP)	16.5%	15.4%	15.4%	14.9%

Total Debt				$3,104.7
Less: Cash and cash equivalents				162.7
Net Debt				$2,942.0
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.2

*LTM = Last twelve months (1Q21 to 4Q21)

-more-

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2021 (vs. 2020)
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	9.7%	2.8%	29.7%	2.4%

Foreign currency translation	0.3%	0.6%	(0.3%)	(0.6%)

Extra week impact	8.5%	8.0%	9.5%	10.0%

Sales change ex. currency (non-GAAP)(1)	18.5%	11.5%	38.9%	11.7%

Acquisitions and product line divestitures	(5.7%)	(0.8%)	(19.3%)	(2.2%)

Organic sales change (non-GAAP)(1)	12.8%	10.6%	19.7%	9.5%

	Full Year 2021 (vs. 2020)
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	20.6%	15.2%	35.0%	24.1%

Foreign currency translation	(3.4%)	(3.6%)	(2.2%)	(4.4%)

Extra week impact	1.4%	1.1%	2.1%	2.0%

Sales change ex. currency (non-GAAP)(1)	18.6%	12.7%	34.9%	21.7%

Acquisitions and product line divestitures	(3.1%)	(0.8%)	(9.7%)	(3.8%)

Organic sales change (non-GAAP)(1)	15.6%	12.0%	25.2%	17.8%

	Full Year 2021 (vs. 2019)(2)
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	18.9%	14.4%	33.4%	15.2%

Foreign currency translation	(2.3%)	(2.3%)	(1.1%)	(4.2%)

Extra week impact	---	---	---	---

Sales change ex. currency (non-GAAP)(1)	16.7%	12.1%	32.3%	11.0%

Acquisitions and product line divestitures	(5.2%)	(0.5%)	(19.3%)	(3.7%)

Organic sales change (non-GAAP)(1)	11.5%	11.6%	13.0%	7.3%

(1) Totals may not sum due to rounding.

(2) 2021 vs. 2019 results are presented to facilitate comparison with pre-pandemic performance.